EXHIBIT 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
The Sponsors and Trustee of Municipal Investment Trust Fund,
Monthly Payment Series--603, Defined Asset Funds:

We consent to the use in this Registration Statement No. 333-13151 of our report dated February 5, 1997, relating to the Statement of Condition of Municipal Investment Trust Fund, Monthly Payment Series--603, Defined Asset Funds and to the reference to us under the heading 'Miscellaneous--Auditors' in the Prospectus which is a part of this Registration Statement.



DELOITTE & TOUCHE LLP
New York, N.Y.
February 5, 1997